UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023 (March 12, 2023)

EUDA Health Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40678	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65 6268 6821

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	EUDA	NASDAQ Stock Market LLC

Redeemable Warrants	EUDAW	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 12, 2023, Mr. Lew Chern Yong (Eric) accepted appointment to serve on the Board of Directors (the “Board”) of EUDA Health Holdings Limited (the “Company”). Mr. Lew will serve as a Class I director of the Company to fill the vacancy as a result of Mr. Gerald Lim’s resignation. He will serve as a Class I director until reelection by the shareholders of the Company or earlier removal or resignation.

Mr. Lew has over 25 years of business experience. He has a Bachelor’s Degree in Accountancy with a Minor in Banking and Finance from the Nanyang Technological University of Singapore. He started his career as an auditor with KPMG LLP for nearly 3 years before joining Wong Fong Industries Ltd where he served for 16 years as the Executive Director and remains as a board member. Mr. Lew served as the Executive Chairman of Y Ventures Group Ltd from March 2019 to July 2022, where his role was to drive the e-commerce group’s strategic direction and growth and to provide mentorship to management. Mr. Lew has served on the board of Eggriculture Foods Ltd since January 2023. He also serves on Executive Committee Board of WMRAS (Waste Management and Recycle Association of Singapore), the Board of Directors of Northlight School, and the NTU Nanyang Business School Alumni Board.

In 2016, Mr. Lew was nominated for the Straits Times’ Singaporean of the Year for his contribution to small and medium-sized entities (SMEs) and innovation in Singapore.

Mr. Lew has agreed not to receive any compensation in connection with his service as a Class I director. The Company has agreed to reimburse his reasonable expenses in connection with his service. There is no arrangement or understanding between Mr. Lew and any other person pursuant to which Mr. Lew was selected as a director. Mr. Lew does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. Lew is an independent director under applicable Nasdaq rules.

A copy of Mr. Lew’s acceptance letter is included as Exhibit 99.1.

The Board appointed Mr. Lew to the Corporate Governance and Nominating Committee and the Compensation Committee of the Board, which appointments Mr. Lew has accepted.

As a result, the composition of the Board committees are as follows:

●	The Audit Committee consists of David Capes (Chairman), Alfred Lim, and Leonard Chia.
●	The Corporate Governance and Nominating Committee consists of David Capes (Chairman), Eric Lew, Alfred Lim, and Leonard Chia.
●	The Compensation Committee consists of Alfred Lim (Chairman), David Capes, Eric Lew, and Leonard Chia.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Acceptance Letter of Mr. Lew Chern Yong (Eric), effective March 12, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2023

EUDA Health Holdings Limited

By:	/s/ Wei Wen Kelvin Chen
Name:	Wei Wen Kelvin Chen
Title:	Chief Executive Officer